Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

Pursuant to the terms of the employment agreement entered into as of February 22, 2001 between White Electronic Designs Corporation (the “Company”) and Hamid R. Shokrgozar, the President and Chief Executive Officer of the Company, the annual base salary for Mr. Shokrgozar was adjusted to $450,000, effective October 1, 2002.